Exhibit 10.1
CHROMADEX, INC.
2000 NON-QUALIFIED
INCENTIVE STOCK OPTION PLAN
Purpose. This 2000 Non-qualified Incentive Stock Option Plan (the “Plan”) is intended to promote the growth and general prosperity of CHROMADEX, INC. (the “Company”) by encouraging and enabling selected employees and/or consultants of the Company whose judgment, initiative and effort materially contribute to the successful conduct of the Company’s business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be options which do not meet the qualified stock option requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
Definitions. As used in this Plan, capitalized terms shall have the meanings set forth below or as elsewhere defined:
“Board” means the Board of Directors of the Company.
“Committee” means the body administering the Plan.
“Date of Grant” means the date on which an Option is granted under the Plan.
“Effective Date” means October 1, 2000.
“Exercise Price” means the price per share to be paid by the Option Holder to the Company upon exercise of an Option.
“Expiration Date” means the date on which an Option expires if not exercised.
“Option” means an option to purchase Stock of the Company granted under the Plan.
“Option Period” means the period commencing on the Date of Grant and ending on the Expiration Date.
“Option Holder” means a person to whom an Option has been granted under the Plan.
“Stock” means the Company’s voting common stock.

1 of 7

1. Administration of Plan. The Plan shall be administered by the Board or by a committee appointed by the Board (the “Committee”). If the Plan is administered by the Committee, it shall report all actions taken by it to the Board. Options to members of the Committee may be granted only by a majority of the disinterested members of the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option Agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.
2. Stock Subject to Options. The aggregate number of shares of the Company’s Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed ten percent (10.00%) of the issued and outstanding shares of Stock [calculated as if all Options are exercised], subject to adjustment under the provisions of Section 10. The shares of Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.
3. Participants. Options may be granted under the Plan to any person who is an employee or consultant of the Company. The Company may, in its sole discretion, determine who may be a participant in the Plan.
4. Stock Option Agreement. The terms and conditions of Options granted under the Plan shall be evidenced by a Stock Option Agreement (hereinafter referred to as the “Option Agreement”) executed by the Company and the Option Holder. Each Option Agreement shall contain the following provisions approved by the Board (or the Committee):
(a)	A provision fixing the number of shares which may be issued upon exercise of the Option;

(b)	A provision establishing the Exercise Price;

(c)	A provision incorporating therein this Plan document by reference;

(d)	A provision fixing the maximum duration of the Option as not more than ten (10) years from the Date of Grant;

(e)	A provision to accelerate the Exercise Date to the date ninety (90) days after the termination date of the employment or consulting agreement between the Company and the Option Holder;

(f)	A provision regarding vesting of the Options;

(g)	A provision authorizing the Company to re-purchase the Stock from Option Holders on termination of the employment or consulting agreement between the Company and the Option Holder.

2 of 7

5. Exercise Price. Each Option Agreement shall state the Exercise Price (which may be different for each Option Agreement) and all options will be issued at an exercise price that is equal or greater than Fair Market Value (FMV) at the date of the grant. Fair Market Value will be determined by the Board and the executive management of the company based on the current offering price of shares to outside investors.
6. Period of Option. The Expiration Date of each Option shall be fixed by the Board or Committee on or before the Date of Grant. Notwithstanding any provision of this Plan and/or of any Option Agreement to the contrary and, regardless of the date of vesting, the Expiration Date of the Options shall be the earliest of:
(a)	the date the Option Holder’s employment or consulting Agreement with the Company is terminated by the Company;

(b)	the date the Option Holder tenders his/her voluntarily resignation of employment to the Company; or

(c)	the Expiration Date of the Options.
7. Vesting of Shareholder Rights. Neither an Option Holder nor an Option Holder’s successor shall have any of the rights of a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Option Holder or his successor.
8. Exercise of Option. Each Option shall be exercisable from time to time over a period commencing on the Date of Grant and ending upon the Expiration Date. An Option shall be deemed exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment in cash or cash equivalents for the shares with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued. An Option may be exercised in accordance with this Section 8 as to all or any portion of the shares covered by the Option from time to time during the Option Period, but shall not be exercisable with respect to fractions of a share. The Board or Committee may prescribe minimum increments in which an Option is exercisable. As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan, the Company shall, without transfer or issue tax charged to the Option Holder, deliver to the Option Holder at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing the shares of Stock as to which the Option has been exercised. The time of issuance and delivery of the Stock may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national or regional securities exchange and any law or regulation applicable to the issuance and delivery of such shares.

3 of 7

9. Non-transferability of Option. No option shall be transferable or assignable by an Option Holder except for a transfer or assignment without consideration to: (a) a grantor trust of which the Option Holder is a trustee or a co-trustee, (b) a spouse, child, sibling, parent, or other individual who is a related party to the Option Holder as defined in Internal Revenue Code Section 267, (c) an entity which is owned or controlled by the Option Holder and which is a related party to the Option Holder as defined in Internal Revenue Code Section 267, or (d) by will or the laws of descent and distribution of estates. Each option shall be exercisable, during the Option Holder’s lifetime, only by him or by his permitted assign. No transfer or assignment of an option shall be effective until the transferee or assignee shall have signed and delivered to the Company such documents as the Company may require under which said transferee or assignee shall acknowledge and be bound by all terms and conditions of the Plan and of the Option Agreement signed by the Option Holder. No Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.
10. Adjustments. In the event that the outstanding shares of Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board or Committee in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Board or Committee may make appropriate adjustment, if any, as it may deem appropriate, in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per share. Adjustments and determinations under this Section 11 shall be made by the Board or Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.
11. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

4 of 7

12. Restrictions. The Board or Committee may impose such restrictions on any shares sold pursuant to this Plan as it may deem advisable under the federal Securities Act of 1933, (the “Act”) as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and under any blue sky or securities laws applicable to such shares.
13. Legends on Option Certificates. The Options granted hereunder have not been registered under the Act. Transfer or sale of such securities or any interest therein is unlawful except after registration, or pursuant to an exemption from the registration requirements, as provided in the Act and the regulations thereunder. The sale of the securities which are the subject of this Plan has not been qualified with any state and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification by applicable state securities laws. The rights of all parties are expressly conditioned upon such qualification being obtained, unless the sale is so exempt. The Options granted hereunder are being granted in reliance on perfection of an exemption from qualification. Each certificate of Stock Option shall be stamped or otherwise imprinted with the following legends:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THESE SECURITIES UNDER THAT ACT OR AN OPINION BY COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.
14. Amendment, Suspension, and Termination of Plan. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options granted hereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that without approval by the shareholders of the Company representing a majority of the voting power, no such amendment shall (a) increase the maximum number of shares for which Options may be granted under the Plan, (b) change the provisions of Section 5 relating to the establishment of the Exercise price, or (c) change the provisions of Section 6 relating to the Expiration Date of each Option. The Plan shall terminate ten (10) years after the effective date of the Plan unless terminated earlier by action of the Board. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Option Holder’s consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Option Holder under the Plan.

5 of 7

15. Taxes Fees and Expenses. The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and/or the issue and transfer of Stock pursuant to the exercise of such Options, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.
16. Reservation of Shares of Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Stock as shall be sufficient to satisfy the requirements of the Plan.
17. Registration of Options and Stock. The Company, during the term of this Plan, shall have no obligation to obtain from the appropriate regulatory agencies (including the Securities and Exchange Commission) any requisite authorization in order to grant the Options and issue option certificates pursuant to this Plan or to register the options or the Stock under the Act.
18. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to an Option Holder shall be addressed to the Option Holder at the address given on the Option Agreement, or at such other address as such Option Holder may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Option Holder to provide the Secretary of the Company, by letter mailed as provided herein above, with written notice of the Option Holder’s correct mailing address.
19. Representations and Warranties. As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

6 of 7

20. Plan Records. A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.
21. Invalid Provisions. In the event that any provision of this Plan document is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or un-enforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.
22. Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of California.
23. Successors and Assigns. This Plan shall be binding on and inure to the benefit of the Company and the Option Holders, and their respective heirs, successors, and assigns.
24. Headings. The subject headings of the Sections and Sub-sections of this Agreement are included for convenience only, and shall not affect the construction or interpretation of any of its provisions.
IN WITNESS WHEREOF, the Company has duly executed this instrument as of October 1, 2000.

CHROMADEX, INC.

By:
Frank L. Jaksch, Jr. President

7 of 7